EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1, of our report dated March 30, 2011, of Ante5, Inc. (A Development Stage Company) relating to the financial statements as of December 31, 2010 and for the period from April 9, 2010 (inception) to December 31, 2010, and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ M&K CPAS, PLLC

www.mkacpas.com
Houston, Texas

August 22, 2011